Exhibit 10.2

SECOND AMENDED AND RESTATED

DIVIDEND REINVESTMENT AND DIRECT SHARE PURCHASE PLAN

This Second Amended and Restated Dividend Reinvestment and Direct Share Purchase Plan (the “Plan”) has been adopted by ExchangeRight Income Fund (the “Company”) pursuant to its Amended and Restated Declaration of Trust (as amended, restated or otherwise modified from time to time, the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1.
Administration of the Plan. The Plan shall be administered by the Company as agent for Participants in the Plan. All the costs to administer the Plan shall be paid by the Company. The Company may adopt rules and regulations to facilitate the administration of the Plan, and reserves the right to interpret the provisions of the Plan and any rules and regulations adopted in accordance therewith, in its sole discretion. The determination of any matter with respect to the Plan made by the Company in good faith shall be final and conclusive and binding on the Company and all Participants (defined below).

2.
Dividend Reinvestment. As agent for (i) the shareholders (the “Shareholders”) of the Company (the “Shareholders”) who (A) purchase the Company’s common shares of beneficial interest, $0.01 par value per share, whether designated as of the date hereof or hereinafter designated in the Charter (collectively, the “Shares”), pursuant to the Company’s continuous private placement offering of Common Shares that is ongoing as of the date of adoption of this Plan, or (B) purchase Shares pursuant to any future offering of the Company, and who elect to participate in the Plan, and (ii) the holders (“OP Unitholders”) of the Class I Common Units, Class A 721 Common Units, and Class D Common Units of limited partnership interest (collectively, the “OP Units”) in ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership and the operating partnership of the Company, who elect to participate in the Plan and make direct Share purchases pursuant to Section 4(b) of this Plan (each, a “Participant,” and collectively the “Participants”), the Company will apply any such cash dividends and other distributions declared and paid in respect of the Shares or OP Units held by each Participant, as the case may be, and attributable to the class of Shares or OP Units held by such Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, (x) to the purchase of additional Shares of the same class for Participants who are Shareholders (except with respect to Shareholders of Class ER-I, ER-D, ER-A, and ER-S Common Shares of the Company, which shall have Distributions in respect of such Shares applied to the purchase of additional Class I Common Shares, Class D Common Shares, Class A Common Shares, and Class S Common Shares of beneficial interest, $0.01 par value per share, of the Company, respectively, (y) in the case of Participants who are OP Unitholders of Class I Common Units and Class A 721 Common Units, to the purchase of Class I Common Shares, or (z) in the case of Participants who are OP Unitholders of Class D Common Units, to the purchase of Class D Common Shares.

3.
Effective Date. The initial effective date of this Plan, prior to its amendment and restatement, was October 19, 2023 (the “Effective Date”), the effective date of the Amended and Restated Plan was May 30, 2024, and the effective date of this Second Amended and Restated Plan shall be June 10, 2025.

4. Procedure for Participation.

(a) Shareholders. Any Shareholder who has received a copy of the Company’s private placement memorandum provided in connection with the offering of Shares pursuant to the Plan (as amended and/or supplemented from time to time, the “DRIP Offering Memorandum”), will be eligible to become a Participant at the Shareholder’s discretion, at any time on or after the Initial Effective Date, by

Second Amended and Restated Dividend Reinvestment and Direct Share Purchase Plan

Exhibit 10.2

completing an enrollment form and agreement (“Enrollment Form”) to reinvest all or part of the Shareholder’s Distributions that are or become payable on Shares held by such Shareholder and returning the Enrollment Form to the Company. If a Shareholder’s Enrollment Form is received prior to the record date for a Distribution, participation in the Plan by the Shareholder will begin with the payment date of the Distribution payable in respect of Shares to which the record date applies after the acceptance of a Shareholder’s Enrollment Form. If a Shareholder’s Enrollment Form is received on or after any record date for a Distribution, participation in the Plan by the Shareholder will begin with the payment date of the Distribution payable in respect of Shares following the next succeeding record date after the acceptance of a Shareholder’s Enrollment Form. Shares for the accounts of Shareholders will be purchased under the Plan on the date that Distributions are paid by the Company in respect of Shares.

(b) Direct Share Purchase Option for OP Unitholders. Any OP Unitholder who has received a copy of the DRIP Offering Memorandum will be eligible, at the OP Unitholder’s discretion, to become a Participant and make direct Share purchases from the Company, at any time on or after the Effective Date, by completing an Enrollment Form to apply all or part of the OP Unitholder’s Distributions in respect of the OP Units held by such OP Unitholder to the purchase of Class I Common Shares or Class D Common Shares, as applicable, and returning the Enrollment Form to the Company (“Direct Share Purchases”). If an OP Unitholder’s Enrollment Form is received prior to the record date for a Distribution, participation in the Plan by the OP Unitholder will begin with the payment date of the Distribution payable in respect of OP Units to which the record date applies after the acceptance of an OP Unitholder’s Enrollment Form. If an OP Unitholder’s Enrollment Form is received on or after any record date for a Distribution, participation in the Plan by the OP Unitholder will begin with the payment date of the Distribution payable in respect of OP Units following the next succeeding record date after the acceptance of an OP Unitholder’s Enrollment Form. Direct Share Purchases for the accounts of OP Unitholders will be made under the Plan on the date that Distributions are paid by the Operating Partnership in respect of OP Units.

5. Suitability. Each Participant is required to be an “Accredited Investor” as defined in Section 501(a) of Regulation D under the Securities Act of 1933, as amended, and any other investment suitability standards imposed by the Company and set forth in the DRIP Offering Memorandum. Each Participant is requested to promptly notify the Company in writing if the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by such Participant’s state of residence and set forth in the Company’s most recent DRIP Offering Memorandum.

6. Purchase of Shares. Participants will acquire Shares from the Company (including Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed)) under the Plan (the “Plan Shares”) at a price equal to 99% of the net asset value per Share (calculated quarterly) in effect as of the most recent record date for a Distribution, as determined by the Trustee. No upfront selling commissions will be payable with respect to Shares purchased pursuant to the Plan, and the Plan Shares shall not be subject to ongoing shareholder servicing fees. Participants in the Plan may purchase fractional Shares so that 100% of the Distributions will be used to acquire Plan Shares. However, a Participant will not be able to acquire Plan Shares and such Participant’s participation in the Plan will be terminated to the extent that a reinvestment of such Participant’s Distributions in Shares or Direct Shares Purchases, as the case may be, would cause the percentage ownership or other limitations contained in the Charter to be violated.

7. Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL INCOME TAX LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE DRIP OFFERING MEMORANDUM.

Second Amended and Restated Dividend Reinvestment and Direct Share Purchase Plan

Exhibit 10.2

8. Book-Entry Form. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding Shares.

9. Reports. On a quarterly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Distributions reinvested or Direct Share Purchases made, as the case may be, during the quarter; (ii) the number and class of Shares purchased pursuant to the Plan during the quarter; (iii) the per Share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under the Plan. In addition, Participants will receive copies of other communications sent to holders of Shares or OP Units, including quarterly investor reports, notices and proxy statements in connection with meetings of the Company’s shareholders, and any tax related information for reporting Distributions paid.

10. Termination by Participant. A Participant may terminate participation in the Plan with respect to all or a portion of the Shares or OP Units held by such Participant at any time by delivering written notice to ExchangeRight Income Fund Trustee, LLC, as the trustee of the Company (the “Trustee”). If the request to terminate participation is received prior to a Distribution record date set by the Trustee for determining Shareholders or OP Unitholders of record entitled to receive a Distribution, the request will be processed on the day following receipt of the termination request by the Trustee. If the request to terminate participation is received by the Trustee within two business days prior to a Distribution record date, the Trustee, in its sole discretion, may either pay the Distribution to the Participant in cash or reinvest the Distribution in or make a Direct Share Purchase of Plan Shares for the Participant’s account. Any transfer of Shares or OP Units, as the case may be, by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares or OP Units. If a Participant requests that the Company repurchase all or any portion of the Participant’s Shares, or that the Operating Partnership repurchase all or any portion of the Participant’s OP Units, as the case may be, the Participant’s participation in the Plan with respect to the Participant’s Shares or OP Units, as the case may be, for which repurchase was requested but that were not repurchased will be terminated. Upon termination of Plan participation for any reason, future Distributions will be distributed to the Shareholder or OP Unitholder, as the case may be, in cash.

11. Amendment, Suspension or Termination by the Company. The Trustee may amend any aspect of the Plan; provided that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least 10 calendar days prior to the effective date of that amendment. The Trustee may suspend or terminate the Plan for any reason upon 10 business days’ written notice to the Participants.

12. Liability of the Company. The Company and the Trustee will not be liable in administering the Plan for any act done in good faith or required by applicable law or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a Participant’s account upon his or her death, with respect to the prices at which Shares are purchased and/or the times when those purchases are made or with respect to any fluctuation in the value before or after purchase. Notwithstanding the foregoing, nothing contained in the Plan limits the Company’s liability with respect to violations of applicable federal or state securities laws. The Company and the Trustee will be entitled to rely on completed Enrollment Forms and the proof of suitability and due authority to participate in the Plan, without further responsibility of investigation or inquiry.

Second Amended and Restated Dividend Reinvestment and Direct Share Purchase Plan